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                                 EXHIBIT 23(C)



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the use in this Registration Statement of The Colonial Bancgroup, Inc. on Form S-4 of our report dated February 7, 1997, except for
Note 16, as to which the date is March 6, 1997, of our audit of the consolidated financial statements of Great Southern Bancorp as of December 31, 1996 and for each of the three years then ended appearing in the Proxy Statement and Prospectus which is part of this Registration Statement, and to the reference to our firm under the heading "Experts" in such Proxy Statement and Prospectus.



                                              OSBURN, HENNING AND COMPANY







Orlando, Florida
April 24, 1997

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